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                                                                   Exhibit 10.31

                          LOAN MODIFICATION AGREEMENT
                          ---------------------------

     This Loan Modification Agreement is entered into as of January 5, 1996, by and between MediQual Systems, Inc. (the "Borrower") whose address is 1900 West Park Drive, Suite 120, Westborough, MA 01581 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 45 William Street, Suite 170, Wellesley, MA 02181, doing business under the name "Silicon Valley East."

     1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated November 16, 1993, in the original principal among of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Working Capital Line"), and a Promissory Note, dated November 16, 1993 in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Term Note") (collectively, the "Notes"). The Working Capital Line has been modified pursuant to two Loan Modification Agreements dated May 5, 1995 pursuant to which, among other things, the principal amount of the Working Capital Line was decreased to Five Hundred Thousand and 00/100 Dollars ($500,000.00). The Term Note has been modified pursuant to a Loan Modification Agreement dated June 30, 1994. The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Letter Agreement, dated November 16, 1993, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement").

     Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

     2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by a Security Agreement, dated November 16, 1993.

     Hereinafter, the above-described security documents, together with all other documents securing payment of the Notes (and other notes executed by Borrower in favor of Lender) shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."


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     3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO WORKING CAPITAL LINE.

          1. Payable in one payment of all outstanding principal plus all accrued unpaid interest on January 4, 1997 ("Maturity Date"). In addition, Borrower will pay regular monthly payments of accrued unpaid interest due as of each payment date, beginning February 4, 1996, and all subsequent interest payments are due on the same day of each month thereafter.

     B.   MODIFICATION(S) TO LOAN AGREEMENT.

          1. The paragraph entitled "1. Profitability" is hereby amended in its entirety, to read as follows:

               Borrower shall achieve minimum net operating income of $250,000.00, on a quarterly basis, with allowance for a net operating loss for the quarter ending March 31, 1996 not to exceed $50,000.00.

          2. The numbered paragraph 2 entitled "Minimum Equity" is hereby amended in its entirety, to read as follows:

               Borrower shall maintain, on a monthly basis, a maximum negative Tangible Capital Base (TCB) of ($800,000.00), decreasing to ($400,000.00) as of the month ending June 30, 1996, further decreasing to $1.00 as of the month ending September 30, 1996, and thereafter.

          3. The numbered paragraph 3 entitled "Liquidity" is hereby amended in its entirety, to read as follows:

               Borrower shall maintain, on a monthly basis, availability under the borrowing base greater than the outstanding balance of the Term Note.

          4. The following paragraph is hereby incorporated into the Loan Agreement.

               ADJUSTED QUICK RATIO. Borrower shall maintain, on a monthly basis, a minimum quick ratio of 0.50 to 1.00, increasing to 0.90 to 1.00 as of the month ending September 30, 1996, and thereafter. Adjusted quick

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               ratio shall mean cash plus cash equivalents plus net accounts receivable divided by total current liabilities. For purposes of calculation, deferred revenue shall be excluded from the adjusted quick ratio.

          5. The paragraph beginning with the words, "The maximum available borrowings . . ." is hereby amended, to read as follows:

               The maximum available borrowings, including outstanding letters of credit under the Working Capital Line, will be the lesser of
               (a) $500,000.00 or (b) seventy percent (70%) of eligible domestic accounts receivables within 90 days from the date of invoice (defined as 60 days and under from the Borrower's agings).

          6. The paragraph beginning with the words, "In order to monitor . . ." is hereby amended, to read as follows:

               In order to monitor availability, Borrower shall provide Lender with, as soon as available, but in no event later than ten (10) days after filing, Borrower's corporate tax returns, and as soon as available, but in no event later than thirty (30) days after the end of each month, Borrower's balance sheet and profit and loss statement for the period ended, together with a Compliance Certificate, prepared by Borrower and certified as correct to be best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. Notwithstanding the foregoing, in the event Lender's accounts receivable audit of Borrower's books and records is deemed satisfactory to Lender, Borrower will not be required to provide copies of such tax returns. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis, and certified by Borrower as being true and correct.

               Borrower shall provide Lender with, as soon as available, but in no event later than the 15th day of each month, a borrowing base certificate and accounts receivable aging, dated the first of the month. Up to three (3) accounts receivable audits to be performed by Lender's agent, on an annual basis. Borrower's deposit

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               account will be debited for the audit expense and a notification will be mailed to Borrower.

               Additionally, the Borrowing Base Certificate is to be calculated from the accounts receivable balance as of the first of each month.

     4. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) plus all out-of-pocket expenses (the "Loan Fee").

     5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

     6. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

     7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.
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     9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

     10. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

                              BORROWER:

                              MEDIQUAL SYSTEMS, INC.

                              By:   /s/ William C. Price
                                    --------------------
                              Name:   William C. Price
                                    --------------------
                              Title:   CFO
                                    --------------------

                              LENDER:

                              SILICON VALLEY BANK, doing
                              business as SILICON VALLEY EAST

                              By:   /s/ Mark Pasculano
                                    --------------------
                              Name:   Mark Pasculano
                                    --------------------
                              Title:   Vice President
                                    --------------------

                              SILICON VALLEY BANK

                              By:   /s/ G. Linvill
                                    --------------------
                              Name:   G. Linvill
                                    --------------------
                              Title:   VP
                                    --------------------
                              (Signed at Santa Clara County, CA)